Exhibit 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Grayscale Digital Large Cap Fund LLC (the “Fund”) on Form 10-Q for the period ending December 31, 2021 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Edward McGee, Principal Financial and Accounting Officer of Grayscale Investments, LLC, the Manager of the Fund, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Fund.

/s/ Edward McGee
Edward McGee *
Chief Financial Officer (Principal Financial and Accounting Officer) February 10, 2022

*	The Registrant is a fund and Mr. McGee is signing in his capacity as Principal Financial and Accounting Officer of Grayscale Investments, LLC, the Manager of the Fund.